Exhibit 10.2

Supplemental Agreement No. 3

to Managing Director Service Contract

Between

Xerium Germany Holding GmbH (the “Company”)

and

Mr. Josef Mayer (the “Managing Director”)

it is agreed as follows:

1.	Effective July 26, 2006, the Managing Director will take over the position of Executive Vice President - Business Development. He shall continue to report to the CEO of Xerium Technologies, Inc., and the appointment as managing director (“Geschäftsführer”) of the Company shall be maintained, without, however, limiting the right of the Company’s shareholder to revoke such appointment as managing director.

2.	All other rights and obligations of either Party under the existing Managing Director Service Contract in the version as last amended by Transfer Agreement of January 2, 2005, and Amendment Agreement of May 19, 2005 shall remain unaffected.

Reutlingen, Germany

July 26, 2006

/s/ Thomas Gutierrez	/s/ Josef Mayer
For the Company: Thomas Gutierrez as Director of Xerium Technologies Limited, the sole shareholder of the Company	Josef Mayer